EXHIBIT 32.1

Exhibit No. 32.1 - Certification of Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of MAF Bancorp, Inc. on the basis of each such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MAF Bancorp, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2004 as filed with the Securities and Exchange Commission on or about August 9, 2004, (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004		/s/ Allen H. Koranda
	Name:	Allen H. Koranda
	Title:	Chairman of the Board and Chief Executive Officer

Date: August 9, 2004		/s/ Jerry A. Weberling
	Name:	Jerry A. Weberling
	Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Company’s Form 10-Q for the three months ended June 30, 2004 and shall not be treated as having been filed as part of the Form 10-Q.